Exhibit 4.1(A)

DAPPER INC.

GLOBAL SHARE INCENTIVE PLAN (2007)

(as amended and restated on October 4, 2010)

1. NAME AND PURPOSE.

1.1 This plan, which has been adopted by the Board of Directors of the Company, Dapper Inc., as amended from time to time, shall be known as the Dapper Inc. Global Share Incentive Plan (2007) (the “Plan”).

1.2 The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Company and its affiliates and subsidiaries, if any, and to promote the Company’s business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Company’s Stockholders.

1.3 Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate appendix to the Plan, as may be approved by the Board of Directors of the Company from time to time.

2. DEFINITIONS

“Administrator” shall mean the Board of Directors or a Committee.

“Appendix” shall mean any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including additional terms with respect to grants of restricted stock and other equity-based Awards.

“Award” shall mean a grant of Options, a grant of Restricted Stock Units, or allotment of Shares or other equity-based award hereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

“Award Agreement” shall mean a written instrument setting forth the terms applicable to a particular Award.

“Board of Directors” shall mean the board of directors of the Company.

“Cause” shall have the meaning ascribed to such term or a similar term as set forth in the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider, or, in the absence of such a definition: (i) conviction (or plea of nolo contendere) of any felony or crime involving moral turpitude or affecting the Company; (ii) repeated and unreasonable refusal to carry out a reasonable and lawful directive of the Company or of Participant’s supervisor which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) fraud or embezzlement of funds of the Company or its affiliates; (iv) any breach by a director of his / her fiduciary duties or duties of care towards the Company; and (v) any disclosure of confidential information of the Company or breach of any obligation not to compete with the Company or not to violate a restrictive covenant.

“Committee” shall mean a compensation committee or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under applicable law, as amended from time to time.

“Company” shall mean Dapper Inc., a Delaware corporation, and its successors and assigns.

“Consultant” means any entity or individual who (either directly or, in the case of an individual, through his or her employer) is an advisor or consultant to the Company or its subsidiary or affiliate.

“Corporate Charter” shall mean the Certificate of Incorporation and By-laws of the Company, and any subsequent amendments or replacements thereto.

“Disability” shall have the meaning ascribed to such term or a similar term in the Participant’s employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 90 days.

“DGCL” shall mean the Delaware General Corporation Law or other applicable law.

“Fair Market Value” shall mean, as of any date, the value of Shares, determined as follows:

(i) If the Shares are listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value of a Share of common stock of the Company shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Board.

“Options” shall mean options to purchase Shares awarded under the Plan.

“Participant” shall mean a recipient of an Award hereunder who executes an Award Agreement.

“Restricted Stock” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 7.

“Restricted Stock Unit” shall mean the right to receive in the future, in cash or Shares, the Fair Market Value of a Share granted pursuant to Section 7.7 of the Plan.

“Service Provider” shall mean an employee, director, office holder or Consultant of the Company or its subsidiary or affiliate.

“Shares” shall mean shares of common stock, par value US$0.0001 per share, of the Company.

“Transaction” shall have the meaning set forth in Section 10.2.

3. ADMINISTRATION OF THE PLAN.

3.1 The Plan will be administered by the Administrator. If the Administrator is a Committee, such Committee will consist of such number of members of the board of directors of the Company (not less than two in number), as may be determined from time to time by the Board of Directors. The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

3.2 The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee shall be the valid acts of the Committee. The Committee shall appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business and the implementation of the Plan, as it shall deem advisable, subject to the directives of the Board of Directors and in accordance with applicable law.

3.3 Subject to the general terms and conditions of the Plan, and in particular Section 3.4 below, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) the number of Options or Shares to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, (v) the form(s) of written agreements applying to Awards, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards. The Board of Directors may, in its sole discretion, delegate some or all of the powers listed above to the Committee, to the extent permitted by the DGCL, its Corporate Charter or other applicable law, rules and regulations.

3.4 No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. Subject to the Company’s decision and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own willful misconduct or bad faith, to the fullest extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Corporate Charter, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

3.5 The interpretation and construction by the Administrator of any provision of the Plan or of any Option hereunder shall be final and conclusive. In the event that the Board appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Option hereunder shall be conclusive unless otherwise determined by the Board of Directors. To avoid doubt, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

3.6 The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Administrator under this Section 3.6 not otherwise provided for herein or in an Award Agreement shall reduce the rights of any Participant without the Participant’s consent.

3.7 Without limiting the generality of the foregoing, the Administrator may adopt special Appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

4. ELIGIBLE PARTICIPANTS.

4.1 No Award may be granted pursuant to the Plan to any person serving as a member of the Committee or to any other Director of the Company at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors under the DGCL or applicable law.

4.2 Subject to the limitation set forth in Section 4.1 above and any restriction imposed by applicable law, Awards may be granted to any Service Provider of the Company, whether or not a director of the Company or its affiliates. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Company, nor disqualify such Participant from receiving any additional Award or participating in other incentive plans of the Company.

5. RESERVED SHARES.

5.1 Basic Limitation. Not more than 5,378,810 Shares may be issued under the Plan (subject to Subsection 12 below and Section 10.1). The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

5.2 Additional Shares. In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that an outstanding Award for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other Award shall be added to the number of Shares then available for issuance under the Plan.

6. AWARD AGREEMENT.

6.1 The Board of Directors in its discretion may award to Participants Awards available under the Plan. The terms of the Award will be set forth in the Award Agreement. The date of grant of each Award shall be the date specified by the Board of Directors at the time such award is made, or in the absence of such specification, the date of approval of the award by the Board of Directors.

6.2 The Award Agreement shall state, inter alia, the number of Options or Shares or equity-based units covered thereby, the type of Option or Share-based or other grant awarded, any special terms applying to such Award (if any), including the terms of any country-specific or other applicable Appendix, as determined by the Board of Directors.

7. RESTRICTED STOCK, RESTRICTED STOCK UNITS AND OTHER EQUITY-BASED AWARDS.

7.1 Eligibility. Restricted Stock may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Administrator may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator , the Participant shall not be permitted to sell or transfer shares of Restricted Stock awarded under this Plan during a period set by the Administrator (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

7.2 Terms. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. The purchase price of Restricted Stock shall be determined by the Administrator, but shall not be less than as permitted under applicable law. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Administrator may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated thereunder. Any right to receive or purchase Restricted Stock shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.

7.3 Legend. Each Participant receiving Restricted Stock shall be issued a share certificate in respect of such shares of Restricted Stock, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legend required by the Administrator pursuant to Section 18.3 below):

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Dapper Inc. Global Incentive Plan (2007), and an Award Agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Award agreement are on file at Dapper Inc.”

7.4 Custody. The Administrator may require that any share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Award.

7.5 Rights as Stockholder. Except as provided in this Section and Section 7.4 above and as otherwise determined by the Administrator and set forth in the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Administrator, in its sole discretion, specifies otherwise at the time of the Award.

7.6 Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

7.7 Restricted Stock Units.

(a) General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer (which may include restrictions based on performance criteria, passage of time or other factors or a combination thereof) and the number of Restricted Stock Units that such person shall be entitled to. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b) Rights as a Stockholder. A Participant who is awarded Restricted Stock Units shall possess no incidents of Common Stock ownership with respect to such Restricted Stock Units unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.

(c) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(d) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(e) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Units Award Agreements need not be the same with respect to each Participant who is awarded Restricted Stock Units.

7.8 Other Equity-Based Awards. Other equity-based awards (including, without limitation, performance share awards) may be granted either alone or in addition to or other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Administrator may determine, including without limitation, in one or more appendix adopted by the administrator and appended to this Plan.

8. EXERCISE OF OPTIONS.

8.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement.

8.2 The exercise price for each Share to be issued upon exercise of an Option shall be such price as is determined by the Board in its discretion, provided that the price per Share is not less than the par value of each Share, or to the extent required pursuant to applicable law, not less than 100% of the Fair Market Value of a Share on the date of grant.

8.3 An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise” in such form and substance as may be prescribed by the Board of Directors from time to time, together with full payment for the Shares underlying such Option.

8.4 Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash or by check payable to the order of the Company, or such other method of payment determined by the Administrator, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

8.5 Until the Shares are issued (as evidenced by the appropriate entry in the register of the Company or of a duly authorized transfer agent of the Company) a Participant shall have no right to vote or right to receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right the record date for which is prior to the date the Shares are issued, except as provided in Section 10 of the Plan.

8.6 To the extent permitted by law, if the Shares are traded on a national securities exchange, The Nasdaq Share Market or quoted on a national quotation system sponsored by the National Association of Securities Dealers or otherwise publicly traded or quoted, payment for the Shares underlying an Option may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the exercise price (or the relevant portion thereof, as applicable) and any withholding taxes, or on such other terms and conditions as may be acceptable to the Administrator. No Shares shall be issued until payment has been made or provided for, as provided herein.

9. TERMINATION OF RELATIONSHIP AS SERVICE PROVIDER.

9.1 Effect of Termination; Exercise after Termination. Unless otherwise determined by the Administrator, if a Participant ceases to be a Service Provider, such Participant may exercise any outstanding Options within such period of time as is specified in the Award Agreement or the Plan to the extent that the Options are vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, any Options are unvested, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise the vested Options within the time specified in the Award Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

In the absence of a provision specifying otherwise in the relevant Award Agreement, then:

(a) in the event that the Participant ceases to be a Service Provider for any reason other than termination for Cause or as a result of the Participant’s death or Disability, then: (i) the vested Options shall remain exercisable until the earlier of: a period of three (3) months from the Date of Termination; or expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Stock Units still subject to restrictions, and all Restricted Stock still subject to restriction under the applicable Restriction Period, each as set forth in the Award Agreement, shall be forfeited;

(b) in the event that the Participant ceases to be a Service Provider for Cause, (i) all Options will terminate immediately upon the date of such termination for Cause, such that the unvested portion of the Options will not vest, and the vested portion of the Options will no longer be exercisable; and (ii) all Restricted Stock Units still subject to restrictions, and all Restricted Stock still subject to restriction under the applicable Restriction Period as of the Date of Termination, each as set forth in the Award Agreement, shall be forfeited.

(c) in the event that the Participant ceases to be a Service Provider as a result of the Participant’s Disability, the vested Options shall remain exercisable for twelve (12) months following the Participant’s date of termination for Disability.

(d) in the event that the Participant dies while a Service Provider, the Option shall remain exercisable by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance for twelve (12) months following the Participant’s date of death.

9.2 Date of Termination. For purposes of the Plan and any Option or Option Agreement, and unless otherwise set forth in the relevant Award Agreement, the “Date of Termination” (whether for Cause or otherwise) shall be the effective date of termination of the Participant’s employment or engagement as a Service Provider.

9.3 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence.

9.4 Change of Status. A Service Provider shall not cease to be considered as such in the case of any (a) leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, and its parent, subsidiary, affiliate, or any successor thereof; or (c) changes in status (employee to director, employee to consultant, etc.) provided that such change does not affect the specific terms applying to the Service Provider’s Award.

10. ADJUSTMENTS.

Upon the occurrence of any of the following described events, a Participant’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

10.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or other Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or other Award, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, subdivision of the outstanding common stock of the Company, declaration of a dividend payable in Shares, share dividend, combination or consolidation of the Shares into a lesser number of Shares, reclassification, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the common stock of the Company, a recapitalization, a spin-off, or a similar occurrence, appropriate adjustments may be made in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Award or (iii) the exercise price under each outstanding Award; provided, however, that the Board of Directors shall in any event make such adjustments as may be required by applicable law. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or other Award.

10.2 Merger, Acquisition, or Asset Sale. (a) In the event of (i) a merger or consolidation of the Company with or into another corporation; (ii) the consummation of a transaction that results in any other corporation, person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction , or (iii) the sale of all or substantially all of the assets of the Company (each such event, a “Transaction”), the unexercised or restricted portion of each outstanding Award shall be assumed or an equivalent Award or right substituted, by the successor corporation or an affiliate of the successor corporation, as shall be determined by such entity, subject to the terms hereof. Notwithstanding the foregoing, any change in the beneficial ownership of the Company’s securities as a result of a private financing of the Company that is approved by the Board of Directors shall not be deemed to constitute a Transaction. As an alternative to the assumption or substitution of Awards, Awards may be cancelled in exchange for a payment to the Participant equal to the excess of (A) the Fair Market Value of the Shares subject to the Award (whether or the Award is then exercisable (if applicable) or such Shares are then vested) as of the effective date of the Transaction over (B) the exercise price per share of the Award (if any) (a “Cash Out”). The Cash Out payment shall be made in the form of cash, cash equivalents or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount, and such payment may be made in installments, may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested and may be subject to vesting based on the Participant’s continuing service as a Service Provider; provided that such vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become exercisable or such Shares would have vested. In the event that the successor corporation or a parent or subsidiary of the successor corporation does not provide for such an assumption, substitution or Cash Out of Awards, all Awards shall become exercisable in full on a date no later than ten (10) days prior to the date of consummation of the Transaction, provided that unless otherwise determined by the Administrator, the exercise of all Awards that otherwise would not have been exercisable in the absence of a Transaction, shall be contingent upon the actual consummation of the Transaction.

(b) For the purposes of this Section 10.2, an Award shall be considered assumed or substituted if, following a Transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares of the Company for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration determined by the Administrator, at its sole discretion); provided, however, that if the consideration received in the Transaction is not solely common stock or ordinary shares (or the equivalent) of the successor corporation or its direct or indirect parent, the Administrator may, with the consent of the successor corporation, provide for the per share consideration to be received of the Award to be solely common stock or ordinary shares (or the equivalent) of the successor corporation or its direct or indirect parent equal in fair market value to the per share consideration received by holders of Shares in the Transaction, as determined by the Administrator.

(c) In the event that the Board of Directors determines in good faith that the exercise price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, the Board of Directors may determine that such Options shall terminate effective as of the effective date of the Transaction.

(d) It is the intention that the Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of Transaction, provided that the Administrator shall determine in good faith that a Participant’s rights are not thereby adversely affected without the Participant’s express written consent. Without derogating from the generality of the foregoing, the Administrator shall have the authority, at its sole discretion, to determine that the treatment of Awards in a Transaction may differ among individual Participants or groups of Participants.

(e) For purposes of this Section 10.2, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

11. NON-TRANSFERABILITY OF OPTIONS AND SHARES.

11.1 Except as otherwise provided by the Board of Directors in the applicable agreement evidencing the Option, no Option may be transferred other than by will or by the laws of descent and distribution, and during the Participant’s lifetime an Option may be exercised only by such Participant.

11.2 Except as otherwise provided by the Board of Directors in the applicable agreement evidencing the Restricted Stock or Restricted Stock Unit, Restricted Stock and Restricted Stock Units may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of an Participant’s rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 9.1(a) hereof, and as may otherwise be determined by the Administrator. Further restrictions on the transfer of Shares are set forth below in Section 20 below.

12. TERM AND AMENDMENT OF THE PLAN.

12.1 The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. The Plan shall expire on the date which is ten (10) years after the later of (i) the date of its adoption by the Board of Directors (except as to Options outstanding on that date) or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 5 that was also approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Section 12.2 below.

12.2 Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any Participant with respect to vested Awards without the Participant’s consent. Any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 10.1) or (ii) materially changes the class of persons who are eligible for the grant of Awards or if such approval is required under applicable law. If the stockholders fail to approve an increase in the number of Shares reserved under Section 5 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

13. TERM OF OPTION.

Unless otherwise explicitly provided in an Award Agreement, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other period set forth in the instrument granting such Option pursuant to Section 6), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire.

14. CONTINUANCE OF ENGAGEMENT.

Neither the Plan nor any offer of Shares or Options to a Participant shall impose any obligation on the Company or a related company thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or engagement at any time.

15. GOVERNING LAW.

The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State off Delaware.

16. APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

17. TAXES.

17.1 Any tax consequences arising from the grant, or vesting or exercise of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its affiliates, or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

17.2 The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Options may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

17.3 THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

18. MARKET STAND-OFF

If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the securities laws of any jurisdiction, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during a 180-day period or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”) following the effective date of registration statement of the Company filed under such securities laws. The Company may require the Participant to execute a form of undertaking to this effect or impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

19. CONDITIONS UPON ISSUANCE OF SHARES.

19.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or with respect to any other Award unless the exercise of such Option or grant of such Award and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.2 Investment Representations. As a condition to the exercise of an Option or receipt of an Award, the Board may require the person exercising such Option or receiving such Award to represent and warrant at the time of any such exercise or the time of receipt of the Award that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Board.

19.3 Legend. The Administrator may require each person receiving Shares pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Administrator shall request. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any applicable restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such share transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of any relevant securities authority, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

20. PROXY

The Company, at its sole discretion, may require that as a condition of grant of an Award or of exercise of an Option, the Participant be required to grant an irrevocable proxy to any appropriate person designated by the Company, to vote all Shares obtained by the Participant pursuant to an Award at all general meetings of Company, and to sign all written resolutions, waivers, consents etc. of the stockholders of the Company on behalf of the Participant, including the right to waive on behalf of the Participant all minimum notice requirements for meetings of stockholders of the Company. Such proxy shall remain in effect until the consummation of an IPO, and shall be irrevocable as the rights of third parties, including investors in the Company, depend upon such proxy. The proxy shall be personal to the Participant and shall not survive the transfer of the Participant’s Shares to a third-party transferee; provided, however, that upon a transfer of the Participant’s Shares to such a transferee (subject to the terms and conditions of the

Plan concerning any such transfer), the transferee may be required to grant an irrevocable proxy to such appropriate person as the Company, in giving its approval to the transfer, so requires. The proxy may be contained in the Award Agreement of each Participant or otherwise as the Committee determines. If contained in the Award Agreement, no further document shall be required to implement such proxy, and the signature of the Participant on the Award Agreement shall indicate approval of the proxy thereby granted. The holder of the proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the proxy unless arising out of his/her own fraud, bad faith or gross negligence, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the holder of the proxy may have as a director, officer or otherwise under the Company’s Corporate Charter, by laws or any agreement, any vote of stockholders or directors, insurance policy or otherwise.

21. ADDITIONAL RESTRICTIONS ON TRANSFERS OF SHARES.

Until such time as the Shares are registered for trade to the public, a Participant shall not be permitted to transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of in any way to one or more third parties pursuant to an understanding with such third parties any Shares, unless specifically authorized by the Board of Directors and in accordance with such terms and conditions as the Board of Directors may in its sole and absolute discretion require (including, but not limited to, the imposition of a right of first refusal in favor of the Company and/or some or all of the then-holders of shares of the Company’s preferred stock).

22. MISCELLANEOUS.

Whenever applicable in the Plan, the singular and the plural, and the masculine, feminine and neuter shall be freely interchangeable, as the context requires. The Section headings or titles shall not in any way control the construction of the language herein, such headings or titles having been inserted solely for the purpose of simplified reference. Words such as “herein”, “hereof”, “hereto”, “hereinafter”, “hereby”, and “hereinabove” when used in the Plan refer to the Plan as a whole, including any applicable Appendices, unless otherwise required by context.

*                *                 *